Exhibit 10

                             VERSP RESTORATION PLAN
                       (Amended and Restated July 1, 2001)

         1. Purpose. Valmont and its affiliates have adopted the plans listed on Appendix I ("Qualified Plans"); each of the Qualified Plans is intended to be a qualified plan under Code ss. 401(a). Regardless of a Qualified Plan's benefit formula, the Code imposes restrictions upon the benefits that may be provided under Code ss.ss. 401(a)(17), 401(k), 402(g) and 415 ("Code Restrictions"). These Code Restrictions limit the amount of retirement benefits that may be provided certain employees of Valmont and its affiliates under the Qualified Plans. This Plan is intended to make up the benefits not available under the Qualified Plans because of the Code Restrictions. The Plan was originally adopted effective August 1, 1988. This amendment and restatement of the Plan has been adopted effective July 1, 2001.

         2.    Definitions.  The following definitions shall apply to the Plan:

         2.1 "Basic Contribution" shall have the same meaning as set forth in the applicable Qualified Plan.

         2.2 "Base Pay" shall mean a Participant's regular cash compensation excluding bonuses, overtime, severance pay, incentive pay, stock options and similar extraordinary compensation.

         2.3 "Bonus" shall mean the portion of a Participant's Pay that is paid as a bonus to the Participant.

         2.4   "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Committee" means the Administrative Committee as appointed by the Chief Executive Officer of Valmont.

         2.6 "Employee" shall have the same meaning as set forth in the applicable Qualified Plan.

         2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.8 "Matched Pre-Tax Deposits" shall have the same meaning as set forth in the applicable Qualified Plan.

         2.9 "Matched Pre-Tax Deposits" shall have the same meaning as set forth in the applicable Qualified Plan.

         2.10 "Part-time" shall mean the Employee is expected to generally work less than 40 hours per week. "Full-time" shall mean the Employee is expected to generally work 40 or more hours per week.

         2.11 "Participant" means an Employee who has satisfied the eligibility requirements set forth in Section 3 of the Plan and who has not been paid his total benefits from this Plan.

         2.12 "Pay" shall have the same meaning as st forth in the applicable Qualified Plan.

         2.13 "Plan" means this plan which shall be called the VERSP Restoration Plan.

         2.14  "Plan Year" means the calendar year.

         2.15 "Qualified Plan" means the plans listed on Appendix I attached hereto and incorporated in this Plan by this reference. Other plans may be added to Appendix I as Qualified Plans at the Committee's discretion.

         2.16 "Salary" means that portion of the Participant's cash Pay which is not a Bonus.

         2.17 "Valmont" means Valmont Industries, Inc., a Delaware corporation, and any successors thereto.

         3. Eligibility and Participant. Each Employee who participates in a Qualified Plan, and whose benefits under the Qualified Plan are expected (by Valmont) to be limited by the Code Restrictions shall participate in this Plan. The Employee shall become a Participant in this Plan as of the first day that he has met both of the preceding requirements. Each Participant shall continue to participate in this Plan until all the benefits payable to the Participant under this Plan have been paid. Once an Employee begins to participate in the Plan, the Employee shall continue to participate regardless of whether or not the Code Restrictions continue to apply to that Employee. Valmont shall estimate an Employee's earnings prior to a Plan Year to determine if an Employee is eligible to participate in the Plan. If an Employee participates in the Plan because of Valmont's estimate, but the Employee is not limited by the Code Restrictions, the Employee shall continue to participate in the Plan in any event until the Participant's termination of employment with Valmont or its affiliates. If an Employee does not participate for a Plan Year because of the earnings estimate, but is subject to Code Restrictions, such Employee shall not be eligible to participate in the Plan for that Plan Year.

         4.    Contributions and Benefits.

         4.1 Employee Deposits. Prior to the beginning of each Plan Year a Participant may elect to have all or a portion of his/her Salary and Bonus for such Plan Year deposited in this Plan. The deferral rates for Salary and Bonus of a Participant need not be the same for any Plan Year.

         4.2 Employer Contributions. Each Plan Year Valmont (or the applicable affiliate) shall make a contribution to each Participant's Account in this Plan equal to the excess of (a) over (b) where,

               (a) equals the employer contribution (and forfeitures) that would have been allocated under the Qualified Plan or Plans for the Participant had there not been any Code Restrictions and assuming the Participant had made the maximum Matched Pre-Tax Deposit allowed under the Qualified Plan (ignoring the Code Restrictions), and

               (b) equals the employer contribution (and forfeitures) actually allocated under the Qualified Plan for the Participant.

               The maximum employee contribution assumed in (a) above is computed ignoring the Code Restrictions. Notwithstanding the preceding, to the extent the sum of the employee's Matched Pre-Tax Deposits to the Qualified Plan and the Employee's deposits to the Plan for a Plan Year do not equal or exceed six percent of the Employee's Pay, Valmont's contribution shall be reduced to reflect the matching provisions of the Qualified Plan, i.e., the Valmont matching contribution that would be made to the Qualified Plan had there been no Code Restrictions and had all the employee deposits been made to the Qualified Plan on a pre-tax basis.

         5. Funding. This Plan shall be unfunded, except as specifically provided herein. The Participants in this Plan shall be no more than general, unsecured creditors of Valmont with regard to the benefits payable pursuant to this Plan. Valmont shall establish a trust to provide the benefits under this Plan. Such trust shall be subject to all of the provisions of this Plan and shall be the property of Valmont, until distributed, and subject to Valmont's general, unsecured creditors and judgment creditors. Such trust shall not be deemed to be collateral security for fulfilling of any obligation of Valmont to the Participants. Deposits shall be made to the trust on a payroll period basis.

         6. Participants' Accounts. A separate account shall be established for each Participant in the Plan ("Participant's Account"). Each Participant's Account shall be subdivided to reflect the separate Qualified Plans from which the contributions to this Plan are based and further subdivided to reflect the investment elections of the Participant. Each Participant's Account shall share in the earnings and losses of the trust in proportion to the value of the account on the first day of the valuation period. Each Participant's Account shall be valued as often as determined appropriate by the Committee, but at least once per Plan Year.

         7. Investments. The Committee shall select the investments available with respect to the Participant's interests in the Plan. Each Participant shall select, in accordance with the rules and procedures established by the Committee, the method of investing the Participant's Account. Transfers among investments and changes in investment elections may only be made in accordance with the rules, procedures and limitations established by the Committee.

         Notwithstanding the preceding, shares of Valmont common stock ("Valmont Stock") shall be an investment available for selection by Participants. If Valmont Stock is selected by a Participant, Valmont Stock shall be acquired by the Plan through the trust described in Section 5 below. The Valmont Stock will be provided through the Valmont 1999 Stock Plan.. An account ("Participant's Valmont Stock Account") shall be established for the Participant for the number of shares of Valmont Stock purchased with respect to the Participant's Account. The Participant's Valmont Stock Account shall be credited with dividends paid on the shares of Valmont Stock credited to the Participant's Valmont Stock Account. Such dividends shall be reinvested in the Valmont Stock Account in a manner similar to Employee contributions. Upon distribution to a Participant, amounts held in a Participant's Valmont Stock Account shall be paid in Valmont Stock. If installment payments are made, each distribution shall include Valmont Stock in proportion to the Valmont Stock held in the Participant's Account.

         8. Vesting. A Participant's Account shall be vested and nonforfeitable according to the vesting provisions set forth in the applicable Qualified Plan. As provided under the Qualified Plan, all Employee deposits (plus or minus related earnings or losses) shall at all times be nonforfeitable. Any forfeitures under this Plan shall be used to reduce Valmont contributions to this Plan.

         9. Payment of Benefits. The benefits payable under this Plan shall be payable upon the same event that causes the payment of benefits under the applicable Qualified Plan. Subject to Committee approval, the form of benefits hereunder shall be the same form as the form of benefit payments provided under the applicable Qualified Plan. The amount of benefits shall be based upon the balance in the Participant's Account with payment of benefits from the Participant's Account payable until the Participant's Account has a zero balance. A Participant's interest in the Valmont Stock Fund shall be paid in Valmont common stock.

         Notwithstanding the preceding paragraph, a Participant may request a distribution of all or a portion of the Participant's Account by submitting a written request to the Committee accompanied by evidence to demonstrate to the Committee severe financial hardship of the Participant. The Committee shall have the authority to require such evidence as it deems necessary to determine if a hardship distribution is warranted. Determination of severe financial hardship shall be made at the absolute discretion of the Committee. The Committee may establish reasonable rules, guidelines and procedures for determining severe financial hardship. A hardship distribution shall be paid in cash regardless of the investment elections of the Participant.

         10. Change to Part-time Status. The provisions of this Section 10 shall apply notwithstanding any other provisions of the Plan. In the event a Participant shall switch status from Full-time Employee status to Part-time Employee status, the following special provisions shall apply:

         (a) The Participant shall receive a distribution from Participant's Account equal to the result of subtracting the Participant's Base Pay as a Part-time Employee from the Participant's Base Pay as a Full-time Employee. The computation and payment shall be made on a prospective basis as of the beginning of each calendar quarter. In no event shall the aggregate payments pursuant to this Section 10 exceed the value of the Participant's vested Account balance.

         (b) The payments pursuant to this Section 10 shall commence as soon as practicable following the later of (i) the Participant attaining age 55, or (ii) the Participant's switching employment status from Full-time to Part-time.

         (c) The payments hereunder shall not be considered Pay for purposes of VERSP or VERSP Restoration. However, a Participant may continue to participate in VERSP and VERSP Restoration during the period of receipt of distributions pursuant to this Section 10.

         (d) If a Participant who has commenced to receive distributions pursuant to this Section 10 switches back from Part-time status to Full-time status, distributions pursuant to this Section 10 shall cease.

         (e) A Participant who ceases employment while receiving distributions pursuant to this Section 10 shall cease to receive payments under this Section 10 and will be subject to the normal distribution rules of the Plan.

         (f) Notwithstanding the preceding, the Committee, in its sole and absolute discretion, may provide that (i) distributions will not be made pursuant to this Section 10, or (ii) the amount of distribution shall be adjusted, if an eligible Participant so requests and the Committee determines that unique and special circumstances warrant such. Unique and special circumstances shall arise from factors such as the health status of the Participant and his/ her family, financial status, hardship and similar circumstances.

         10. Administration. This Plan shall be administered by the Committee. The Committee shall make all determinations with regard to the Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt or revise rules and regulations as it deems necessary or advisable for the administration of the Plan. Claims procedures and claims review procedures required by ERISA shall be developed by the Committee. Unless changed by the Committee, the claims procedures and claims review procedures shall be the same procedures as those under the applicable Qualified Plan, except, claims and claims reviews shall be made by the Committee. To the extent consistent with the provisions of the Plan, all determinations of the Committee shall be final, conclusive and binding upon all the parties.

         11. Beneficiary Designation. Each Participant may designate a beneficiary under the Plan with respect to his/her interest in the Plan in the manner and form as determined by the Committee.

         12. Nonalienation of Benefits. No benefit payable under this Plan shall be subject, at any time and in any manner, to alienation, sale, transfer, assignment, pledge or encumbrance of any kind.

         13. Plan Expenses. Administration expenses incurred by the Plan shall be paid by the Plan (and any related trust). However, at its absolute discretion, Valmont may reimburse the Plan for any administration expenses or directly pay such expenses.

         14. Amendment and Termination. Valmont, by action of its Board of Directors or its Chief Executive Officer, may amend or terminate this Plan at any time, provided, however, this Plan shall not be amended or terminated to eliminate or reduce any Participant's Account balance of the Participants therein at the time of the amendment or termination or to reduce the vesting of a Participant and; provided, further, Board of Director approval is required for
(i) termination of the Plan, or (ii) an amendment that significantly increases the cost of the Plan as a percentage of Participants' pay.

         15. Applicable Law. This Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Nebraska.

                                   APPENDIX I
                             VERSP RESTORATION PLAN
                                 QUALIFIED PLANS

Valmont Employee Retirement Savings Plan and Trust

                              VALMONT TRUST FOR THE
                             VERSP RESTORATION PLAN

         THIS AGREEMENT dated the 1st day of August, 1988, by and between Valmont Industries, Inc. ("Valmont") and Norwest Bank Minnesota, N.A. ("Trustee").

RECITALS

         A. Valmont has adopted the VERSP Restoration Plan ("Plan"), which is hereby incorporated herein by reference and attached hereto as
               Exhibit I.

         B. Valmont wants to establish a trust ("Trust") and to transfer to the Trust assets which shall be held by the Trust, subject to the claims of Valmont's creditors in the event of Valmont's insolvency, until paid to a Trust Beneficiary.

AGREEMENT

         NOW, THEREFORE, Valmont and the Trustee hereby establish the Trust and agree that the Trust shall be held and disposed of as follows:

         1.    Trust Fund.

           (a) Subject to the claims of its creditors as set forth in Section 3, Valmont hereby establishes with the Trustee a trust to consist of assets contributed or transferred to the Trustee from time to time by Valmont on behalf of the Plan, including any increments, proceeds, reinvestments and income and investment gains therefrom (the "Trust Fund"). This trust shall be known as the Valmont Trust for the VERSP Restoration Plan.

           (b) The Trustee hereby accepts this trust and all of Valmont's title and interest in the property transferred hereto and all other property coming into the possession of the Trustee pursuant to the terms of this Agreement, and the Trustee agrees to administer and distribute the trust property and the income according to the terms and conditions herein.

           (c) The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

           (d) The principal of the Trust and any earnings shall be held separate and apart from other funds of Valmont and shall be used exclusively for the uses and purposes set forth in the Plan and this Trust. Neither a Trust Beneficiary nor the Plan, shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to the Trust Beneficiary as provided in
                  Section 2, and all rights created under the Plan and this Trust shall be mere unsecured contractual rights of the Trust Beneficiary.

           (e) The Trust shall not be revocable by Valmont. Valmont hereby expressly acknowledges that Valmont shall have no right or power to alter, amend, revoke or terminate the trust, or any of the terms of this Agreement in such a manner that Valmont would possess or enjoy the trust property, or the income therefrom. Except as set forth in Sections 4 and 10(c), Valmont hereby relinquishes absolutely and forever all possession or enjoyment of or right to the income from the trust property, whether directly, indirectly or constructively, and every interest of any nature, present or future, in the trust property.

         2. Payments from the Trust Fund. The Trustee shall disburse any or all of the Trust Fund in such amounts and at such intervals from the Trust Fund as may be necessary in performance by the Trustee of its duties under this Agreement; including, but not limited to, payment of benefits under the Plan and payment of fees and expenses of the Plan and this Trust. These payments shall be made at such times and in such amounts as instructed in writing by the VERSP Restoration Administrative Committee. Such written direction shall be sufficient only if signed by at least two members of such Committee.

         3.    Valmont Insolvent.

           (a) Valmont shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Valmont is unable to pay its debts as they mature, or (ii) Valmont is subject to a pending proceeding as a debtor under the Bankruptcy Code.

           (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Valmont. At any time Trustee has actual knowledge, or has determined, that Valmont is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction may direct. The board of directors and the chief executive officer of Valmont shall have the duty to inform the Trustee of Valmont's Insolvency. If Valmont or a person claiming to be a creditor of Valmont alleges in writing to the Trustee that Valmont has become Insolvent, the Trustee shall independently determine, within thirty days after receipt of such notice, whether Valmont is Insolvent and, pending such determination, the Trustee shall discontinue payments, shall hold the Trust assets for the benefit of Valmont's general creditors, and shall resume payments only after the Trustee has determined that Valmont is not Insolvent (or is no longer Insolvent, if the Trustee initially determined Valmont to be Insolvent). Unless the Trustee has actual knowledge of Valmont's Insolvency, the Trustee shall have no duty to inquire whether Valmont is Insolvent. The Trustee may in all events rely on such evidence concerning Valmont's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning Valmont's solvency. For purposes of this Trust Agreement, the Trustee shall be considered to possess any knowledge and information concerning Valmont, in the possession of Trustee's banking department or other department, that can reasonably be imputed to Trustee under normal bank procedures. Nothing in this Trust Agreement shall in any way diminish any rights of a Trust Beneficiary to pursue his rights as a general creditor of Valmont with respect to the payment of benefits. Such Beneficiary shall be a general, unsecured creditor of Valmont with respect to any payments not made to the Beneficiary because of this Section 3.

           (c) If the Trustee discontinues payments pursuant to Section 3 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Trust Beneficiary (together with interest at the cost of funds of the Trustee on the amount delayed) during the period of such discontinuance, less the aggregate amount of payments made to the Trust Beneficiary by Valmont in lieu of the payments provided for hereunder during any such period of discontinuance.

         4. Payments to Valmont. Valmont shall have no right or power to direct the Trustee to return to Valmont or to divert to others any of the Trust assets before all payment of benefits have been made to Trust Beneficiary pursuant to the Plan. If it is determined by Trustee that certain trust assets will clearly never be required to pay benefits to a Trust Beneficiary, such excess assets shall be returned to Valmont.

         5. Investments. The Trustee shall invest the principal and earnings of the Trust as the Trustee shall determine in its sole and absolute discretion subject to any guidelines or instructions of the VERSP Restoration Administrative Committee.

               The Trustee shall maintain such Investment Funds for the investment of contributions by Participating Employers and Participants as may be provided by the Plan from time to time. Each Investment Fund shall be invested in the class or classes of securities or property specified by the Plan and shall be operated and administered by the Trustee pursuant to the applicable provisions of the Plan, including but not limited to provisions relating to investment directions by Participants and voting of Norwest Stock. With each delivery of contributions by Participants or Participating Employers, the Company shall identify the portions to be invested in each Investment Fund. The Trustee shall make transfers between Investment Funds upon direction of the Company.

         6. Accounting by Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon between Valmont and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by Valmont and by a Trust Beneficiary. Within sixty days following the close of each calendar year and within sixty days after the removal or resignation of a Trustee, the Trustee shall delivery to Valmont a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         7.    Responsibility of Trustee.

           (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability for any action taken pursuant to a direction, request, or approval given by Valmont or the Administrative Committee of the Plan.

           (b) The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement, unless it be first indemnified by Valmont against its prospective costs, expenses and liability, and Valmont agrees to indemnify the Trustee for such costs, expenses, and liability.

           (c) The Trustee shall have, without exclusion, all powers conferred on trustees by the Nebraska Trustees' Powers Act, unless expressly provided otherwise.

           (d) Indemnification of Trustee. Valmont hereby indemnifies the Trustee against, and agrees to hold the Trustee harmless from, all liabilities and claims (including reasonable attorneys' fees and expenses in defending against such liabilities and claims) against the Trustee as a result of any breach of fiduciary responsibility by a fiduciary other than the Trustee unless the Trustee participates knowingly in such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach or, through its negligence in performing its own specific fiduciary responsibilities, has enabled such other fiduciary to commit a breach of the latter's fiduciary responsibilities.

         8. Compensation of Trustee. The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon in writing by Valmont and the Trustee. Fees not paid by Valmont directly shall be deducted from the Trust.

         9. Replacement of Trustee. The Trustee may, with 30 days advance written notice, be removed at any time by Valmont or may resign, in which case a new trustee shall be appointed by Valmont.

         10.   Amendment or Termination.

           (a) The Trust may be amended any time and to any extent by a written instrument executed by Trustee and Valmont, except to make the Trust revocable or to reduce any benefits accrued under the Trust.

           (b) The Trust shall terminate upon action by Valmont, or when the Trust holds no assets.

           (c) Upon termination of the Trust, any assets remaining in the Trust shall be returned to Valmont after the Participants and Beneficiaries are paid in full what is due them under the Plan to the extent of assets held in the Trust.

         11.    Severability and Alienation.

           (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

           (b) To the extent permitted by law, benefits to a Trust Beneficiary under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit actually paid to a Trust Beneficiary by the Trustee shall be subject to any claim for repayment by Valmont or the Trustee.

         12. Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of Nebraska.

         IN WITNESS WHEREOF, Valmont and the Trustee have executed this Agreement on the dates set forth next to their respective names.

                                 VALMONT INDUSTRIES, INC.

                                 BY:  /s/  Tommy L. Whalen            1/12/89
                                    -------------------------      -------------
                                                                       Date

                                 NORWEST BANK MINNESOTA, N.A., Trustee

                                 BY:  /s/  Gary R. Porter             12/16/88
                                    -------------------------      -------------
                                                                       Date